UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Flowserve Corporation (the “Company”) today filed a Supplement to its Proxy Statement, dated April 11, 2013, previously furnished to shareholders of the Company in connection with the Company’s Annual Meeting of Shareholders to be held on May 23, 2013. The Supplement revises Proposal 3, the proposal to increase the authorized common stock under the Company’s certificate of incorporation, to change the size of the proposed increase from 240 million shares to 185 million shares.

A copy of the Company’s Supplement to its Proxy Statement, which has been filed with the U.S. Securities Exchange Commission and has been made available to shareholders at www.proxyvote.com, is included in this Report as Exhibit 99.1 and is incorporated by reference herein. The Supplement should be read in conjunction with the Company’s April 11, 2013 Proxy Statement, which remains unchanged in all respects except for the revision of Proposal 3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Supplement, dated May 10, 2013, to Proxy Statement for 2013 Annual Meeting of Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: May 10, 2013	By:	/s/ CAREY A. O’CONNOR
Carey A. O’Connor
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Supplement, dated May 10, 2013, to Proxy Statement for 2013 Annual Meeting of Shareholders